UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2015 (May 6, 2015)

The NASDAQ OMX Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York	10006
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As discussed further below, the stockholders of The NASDAQ OMX Group, Inc. (“Nasdaq” or the “Company”) approved the Nasdaq Executive Corporate Incentive Plan, as amended and restated (the “ECIP”), at the Company’s annual meeting of stockholders held on May 6, 2015. Under the ECIP, which is designed to comply with Section 162(m) of the Internal Revenue Code, we offer performance-based cash incentive awards to executives who are selected by the management compensation committee of our board of directors. The ECIP, which became retroactively effective as of January 1, 2015, replaces the Company’s 2010 Executive Corporate Incentive Plan, which was effective as of January 1, 2010 and terminated upon receipt of stockholder approval for the ECIP.

A copy of the ECIP is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At Nasdaq’s annual meeting of stockholders held on May 6, 2015, the stockholders elected each of Nasdaq’s nominees for director to serve for terms of one year and until their successors are duly elected and qualified. The stockholders also approved the Company’s executive compensation on an advisory basis, ratified the appointment of Ernst & Young LLP as Nasdaq’s independent registered public accounting firm for the fiscal year ending December 31, 2015 and approved the ECIP. Finally, the stockholders did not approve the stockholder proposal entitled “Right to Act by Written Consent.”

The table below shows the voting results, which exclude excess shares that were ineligible to vote as a result of the 5% voting limitation in the Company’s amended and restated certificate of incorporation.

		For	Against	Abstain	Broker Non-Votes
Proposal I:	Election of Directors
	Charlene T. Begley	104,778,017	35,732	99,040	9,479,909
	Steven D. Black	104,727,788	85,266	99,735	9,479,909
	Börje E. Ekholm	101,031,206	3,782,137	99,446	9,479,909
	Robert Greifeld	104,568,370	248,147	96,272	9,479,909
	Glenn H. Hutchins	104,450,757	362,299	99,733	9,479,909
	Essa Kazim	104,571,902	241,677	99,210	9,479,909
	Thomas A. Kloet	104,548,510	264,733	99,546	9,479,909
	John D. Markese	102,720,065	2,058,707	134,017	9,479,909
	Ellyn A. McColgan	104,782,750	30,729	99,310	9,479,909
	Michael R. Splinter	104,443,150	369,906	99,733	9,479,909
	Lars R. Wedenborn	104,782,710	31,198	98,881	9,479,909
Proposal II:	Approve the Company’s Executive Compensation on an Advisory Basis	103,300,117	1,501,320	111,352	9,479,909
Proposal III:	Ratify the Appointment of Ernst & Young LLP as Nasdaq’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2015	112,322,056	1,972,006	98,636	N/A
Proposal IV:	Approve the Nasdaq Executive Corporate Incentive Plan, as Amended and Restated	102,324,878	2,466,155	121,756	9,479,909
Proposal V:	Consider the Stockholder Proposal Entitled “Right to Act by Written Consent”	46,039,615	58,694,215	178,959	9,479,909

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	The NASDAQ OMX Group, Inc. Executive Corporate Incentive Plan, effective as of January 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2015	The NASDAQ OMX Group, Inc.

	By:	/S/ EDWARD S. KNIGHT
Edward S. Knight
Executive Vice President and General Counsel